UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 20, 2012

Rambus Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22339	94-3112828
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1050 Enterprise Way, Suite 700, Sunnyvale, California 94089

(Address of principal executive offices, including ZIP code)

(408) 462-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c) Appointment of Ronald Black as President and Chief Executive Officer

On June 20, 2012, the Board of Directors of Rambus Inc. (“Rambus” or the “Company”) appointed Ronald D. Black as the President and Chief Executive Officer of the Company.  As announced in February 2012, the hiring of Dr. Black reflects the completion of the search for a chief executive officer of the Company, and the retirement of Harold Hughes from the role of President and Chief Executive Officer.  Mr. Hughes will continue in his role as a member of the Board of the Company.

In connection with the appointment of Dr. Black as the President and Chief Executive Officer of the Company, the Board expects to elect Dr. Black as a member of the Board of Directors at a subsequent meeting.

Dr. Ronald Black, age 48, was previously the Managing Director of R.D. Black & Company, a consulting firm, since August 2011.  From September 2010 to August 2011, Dr. Black was the Chief Executive Officer of MobiWire, formerly Sagem Wireless, a privately-held mobile handset company headquartered near Paris, France that offers products and services to original equipment manufacturers and mobile network operators in the mobile phone marketplace. From June 2009 to October 2010, Dr. Black served as Chairman and CEO of UPEK, Inc.  Dr. Black currently serves as a board member of AuthenTec, Inc., which he joined following the AuthenTec-UPEK merger in September 2010, Inside Contactless, a France-based company engaged in the semiconductors and information technology industry, and EnOcean GmbH, a German-based company that manufactures and markets energy harvesting technology, sensors, and radio frequency communication. From September 2004 to June 2009, he was chief executive officer of Wavecom S.A., a publicly traded French wireless solutions company. Dr. Black holds a Bachelor of Science, a Masters of Science, and a Ph.D. in materials science and engineering from Cornell University in Ithaca, N.Y. There is no family relationship between Dr. Black and any of our directors or executive officers.

Attached to this From 8-K is a press release regarding the appointment of Dr. Black as President and Chief Executive Officer of the Company.  The information in the press release attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

(e)  Modification of Compensatory Arrangement with Harold Hughes; Entry into Employment Agreement with Ronald Black

On June 20, 2012, the Compensation Committee approved Mr. Hughes’ continued eligibility to participate in the Company’s 2012 Corporate Incentive Plan (the “2012 CIP”) such that Mr. Hughes will remain eligible to receive a payment pursuant to the 2012 CIP based on Mr. Hughes' individual performance as calculated pursuant to the terms and conditions of the 2012 CIP. Any payment to Mr. Hughes will be (i) calculated in accordance with the terms and conditions of the 2012 CIP, except as modified by the Compensation Committee’s action on June 20, 2012, (ii) pro-rated based on service through the completion of the Company’s second quarter, and (iii) paid on the same payment schedule as payments to other 2012 CIP participants, provided, however, in all cases Mr. Hughes will receive his payment no later than March 15, 2013.

On June 22, 2012, in connection with the appointment of Ronald Black as the President and Chief Executive Officer of the Company, the Company entered into an employment agreement (the “Agreement”) with Dr. Black, which sets forth the terms and provisions governing Dr. Black’s employment as President and Chief Executive Officer, effective June 25, 2012 (the “Effective Date”).  The following summary is qualified in its entirety by reference to the full text of the Agreement which is attached hereto as Exhibit 10.1 and is incorporated by reference.

Term of Agreement.  The Agreement will commence on the Effective Date and will remain in effect through June 26, 2017.  The Agreement may be terminated at any time by either party with or without cause.

Salary.  The Agreement sets Dr. Black’s annual salary at $515,000.

Annual Incentive.  The Agreement provides that Dr. Black will be eligible to receive an annual incentive with a target bonus equal to 100% of his base salary and a maximum bonus equal to 200% of his base salary, subject to the achievement of performance goals established by the Compensation Committee of the Board following consultation with Dr. Black.  For 2012, Dr. Black’s annual incentive will be pro-rated for the partial year.

Employee Benefits and Relocation.  Dr. Black will be eligible to participate in the Company’s benefits plans, policies and arrangements applicable to other executive officers of the Company.  During the first six months of the employment term, the Company will reimburse Dr. Black for reasonable travel costs to and from his current residence.  In the event the Company requests that Dr. Black relocate his primary residence to the San Francisco Bay Area, Dr. Black will be reimbursed for his reasonable relocation related expenses.  The Company will reimburse Dr. Black up to $15,000 for his reasonable attorneys’ fees incurred in the negotiation, preparation and execution of the Agreement.

Stock Options.  On the first trading day in July 2012, Dr. Black will be granted stock options to purchase shares of the Company’s common stock pursuant to the terms and conditions of the Company’s 2006 Equity Incentive Plan.  Each option will have an exercise price equal to the closing price per share of the Company’s common stock on the Nasdaq National Market on the grant date and will be granted as follows:

•                  Service-Based Stock Option Grant.  A stock option to purchase 595,000 shares of the Company’s common stock (the “Service-Based Option Grant”).  Subject to any acceleration provisions in the Agreement and subject to Dr. Black continuing to provide services to the Company through the applicable vesting dates, the Service-Based Option Grant will be scheduled to vest as follows: 10% of the shares subject to the Service-Based Option Grant will vest on the six month anniversary of the grant date, with the remaining shares subject to the Service-Based Option Grant vesting each month at a linear rate such that the Service-Based Option Grant will be fully vested on the four year anniversary of the grant date.

•                  $15 Performance-Based Stock Option Grant.  A stock option to purchase 297,500 shares of the Company’s common stock (the “$15 Performance-Based Option Grant”).  Subject to any acceleration provisions in the Agreement and subject to Dr. Black continuing to provide services to the Company through the applicable vesting dates, the $15 Performance-Based Option Grant will be scheduled to vest as follows: 100% of the shares subject to the $15 Performance-Based Option Grant will vest on June 25, 2015; provided, however, that no shares will vest on such date unless the Company’s stock price (adjusted for any stock splits occurring after the Effective Date) attains a closing price on the Nasdaq National Market of $15 or more over any 60 consecutive trading day period in the period commencing on the Effective Dave and terminating on June 25, 2015 (the “Option Performance Period”).  If the applicable performance-based milestone has not been achieved by June 25, 2015, the $15 Performance-Based Option Grant will vest 100% upon the subsequent date, if any, upon which the applicable performance milestone has been achieved prior to June 25, 2017.  If the performance milestone has not been achieved by June 25, 2017, the $15 Performance-Based Option Grant will not vest and will be forfeited in its entirety.

•                  $16-$20 Performance-Based Stock Option Grant.  A stock option to purchase 297,500 shares of the Company’s common stock (the “$16-$20 Performance-Based Option Grant”).  Subject to any acceleration provisions in the Agreement and subject to Dr. Black continuing to provide services to the Company through the applicable vesting dates, the $16-$20 Performance-Based Option Grant will be scheduled to vest as follows: 100% of the shares subject to the $16-$20 Performance-Based Option Grant will vest on June 25, 2015; provided, however, that no shares will vest on such date unless the Company’s stock price

(adjusted for any stock splits occurring after the Effective Date) attains a closing price on the Nasdaq National Market of:

•                  $16 or more for any 60 consecutive trading days during the Option Performance Period, in which case the $16-$20 Performance-Based Option Grant will vest as to 20% of the shares subject to the grant, rounded down to the nearest whole share;

•                  $17 or more for any 60 consecutive trading days during the Option Performance Period, in which case the $16-$20 Performance-Based Option Grant will vest as to 20% of the shares subject to the grant, rounded down to the nearest whole share;

•                  $18 or more for any 60 consecutive trading days during the Option Performance Period, in which case the $16-$20 Performance-Based Option Grant will vest as to 20% of the shares subject to the grant, rounded down to the nearest whole share;

•                  $19 or more for any 60 consecutive trading days during the Option Performance Period, in which case the $16-$20 Performance-Based Option Grant will vest as to 20% of the shares subject to the grant, rounded down to the nearest whole share; and

•                  $20 or more for any 60 consecutive trading days during the Option Performance Period, in which case the $16-$20 Performance-Based Option Grant will vest as to 20% of the shares subject to the grant, rounded down to the nearest whole share.

•                  If the $16-$20 Performance-Based Option Grant is not vested, or is only partially vested, by June 25, 2015, the $16-$20 Performance-Based Option Grant will vest 100% upon the subsequent date, if any, upon which the related performance milestone has been achieved prior to June 25, 2017.  To the extent any portion of the $16-$20 Performance-Based Option Grant is not vested by June 25, 2017, the unvested portion of the $16-$20 Performance-Based Option Grant will not vest and will be forfeited in its entirety.

Severance.  In the event the Company terminates Dr. Black’s employment with the Company without “Cause” and such termination does not occur within the three months prior to or 12 months following a change of control of the Company, Dr. Black will receive: (i) continued payment (over 12 months) of one year of base salary and 100% of his target bonus, (ii) a monthly $3,000 payment (in lieu of continued employee benefits) for a period of 12 months, and (iii) 12 months additional vesting of all equity awards with a service based component (excluding awards with a performance-based component if the performance metric has not been achieved by the termination date).  In the event the Company terminates Dr. Black’s employment with the Company without “Cause” or Dr. Black voluntarily terminates his employment for “Good Reason”, and in either event, such termination occurs within three months prior to or 12 months following a change of control of the Company, Dr. Black will receive: (i) continued payment (over 12 months) of 18 months of base salary and 150% of his target bonus, (ii) a monthly $3,000 payment (in lieu of continued employee benefits) for a period of 18 months, and (iii) 100% vesting of all equity awards with a service based component (excluding awards with a performance-based component if the performance metric has not been achieved by the termination date).

The severance payments and other benefits will be subject to Dr. Black entering into (and not revoking) a release of claims agreement against the Company and Dr. Black’s continued compliance with certain non-compete, non-solicit, and non-disparagement provisions contained in the Agreement.

Excise Tax.  In the event that the severance payments and other benefits payable to Dr. Black constitute “parachute payments” under Section 280G of the U.S. tax code and would be subject to the applicable excise tax, then Dr. Black’s severance and other benefits will be either: (i) delivered in full, or (ii) delivered to such lesser extent which would result in no portion of such benefits being subject to the excise tax, whichever results in the receipt by Dr. Black on an after-tax basis of the greatest amount of benefits.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement between the Company and Ronald Black, dated as of June 22, 2012.

99.1	Press release, dated June 25, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2012	Rambus Inc.

/s/ Satish Rishi
Satish Rishi, Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement between the Company and Ronald Black, dated as of June 22, 2012.

99.1	Press release, dated June 25, 2012.